Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL

INFORMATION

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined Company based upon the historical financial statements of Heckmann Corporation (“Heckmann”) and TFI Holdings, Inc. (“Thermo”) after giving effect to the acquisition and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the Thermo acquisition on Heckmann. The accompanying unaudited pro forma combined financial statements are based upon historical financial statements and have been developed from the (i) audited consolidated financial statements of Heckmann contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, (ii) unaudited consolidated financial statements of Heckmann contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and 2011 (iii) audited consolidated financial statements of Thermo for the year ended December 31, 2011 contained in Form 8-K filed on March 7, 2012 as Exhibit 99.1 and (iv) the unaudited consolidated financial statements of Thermo contained in this form 8-K as Exhibit 99.2 for the three months ended March 31, 2012 and 2011. The unaudited pro forma combined financial statements are prepared with Heckmann treated as the acquiror and as if the acquisition of Thermo had been consummated on December 31, 2011 and March 31, 2012 for purposes of preparing the unaudited combined balance sheets as of December 31, 2011 and and March 31, 2012, respectively. For purposes of preparation of the unaudited combined statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012, the Thermo acquisition is assumed to have occurred on January 1, 2011.

As presented in the “Pro Forma Combined” column of the unaudited pro forma combined financial statements, the acquisition of Thermo was financed through (i) the issuance of $163.6 million of debt securities and (ii) a $80.1 million equity offering. In addition to financing the cash portion of the Thermo acquisition, we repaid all of our outstanding bank debt, which was $140.2 million and $137.1 million (including current portion) at December 31, 2011 and March 31, 2012, respectively, (the “Refinancing”) through the issuance of approximately $86.4 million of additional debt securities (resulting in a total offering of debt securities of $250.0 million, which was completed on April 10, 2012), and the usage of substantially all of our available cash balances and marketable securities. The Refinancing occurred concurrently with the consummation of the Thermo acquisition and the closing of our new revolving credit facility. This additional financing and use of cash and marketable securities and the repayment of our existing bank debt, are not reflected in the column labeled “Pro Forma Combined” in the accompanying unaudited pro forma financial statements, as they are not directly related to the Thermo acquisition. However, to provide clarity and more complete disclosure of such transactions, they are included as “Further Adjustments” and in the column labeled “As Further Adjusted” in the accompanying pro forma combined financial statements.

Heckmann is in the process of obtaining a third-party valuation of certain of Thermo’s assets, including property and equipment and intangible assets. Given the size and timing of the Thermo acquisition, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuations are reviewed and finalized. The primary areas of the purchase price allocation that are considered preliminary relate to the fair values of property and equipment, intangibles, and acquisition-related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. However, as indicated in Note (a) to the unaudited pro forma combined financial statements, we have made certain adjustments to the December 31, 2011 and March 31, 2012 historical book values of the assets and liabilities of Thermo to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma combined financial statements. Any excess purchase price over the historical net assets of Thermo, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma combined financial statements once we have completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such differences will not be material.

The accompanying unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Heckmann would have been had the Thermo acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs which may result from the Thermo acquisition. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Heckmann and Thermo.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2011

(In thousands, except share data)

	Heckmann	Thermo	Pro Forma Adjustments		Pro Forma Combined	Further Adjustments		As Further Adjusted

					(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$80,194	$2,857	$(2,855)	(b1)	$80,196	$(51,489)	(d1)	$28,707
Marketable securities	5,169	—	—		5,169	(5,169)	(d1)	—
Accounts receivable, net	47,985	12,282	—		60,267	—		60,267
Inventories	760	1,437	—		2,197	—		2,197
Prepaid expenses and other receivables	4,519	1,640	—		6,159	—		6,159
Other current assets	1,044	21	1,345	(b2)	2,410	—		2,410

Total current assets	139,671	18,237	(1,510)		156,398	(56,658)		99,740
Property, plant and equipment, net	270,054	18,842	—		288,896	—		288,896
Equity investments	7,682	—	—		7,682	—		7,682
Intangible assets, net	29,489	43,541	6,459	(b3)	79,489	—		79,489
Goodwill	90,008	88,849	107,626	(b5)	286,483	—		286,483
Other	2,777	962	4,570	(b4)	8,309	(599)	(d2)	7,710

TOTAL ASSETS	$539,681	$170,431	$117,145		$827,257	$(57,257)		$770,000

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$19,992	$6,726	$—		$26,718	$—		$26,718
Accrued expenses	11,693	5,149	(1,416)	(b2)	15,426	(1,146)	(d2)	14,280
Current portion of contingent consideration	5,730	—	—		5,730	—		5,730
Current portion of long-term debt	11,914	9,650	(9,650)	(b6)	11,914	(10,500)	(d3)	1,414

Total current liabilities	49,329	21,525	(11,066)		59,788	(11,646)		48,142
Deferred income taxes	6,880	17,965	(17,965)	(b2)	6,880	—		6,880
Long-term debt, less current portion	132,156	61,425	101,397	(b6)	294,978	(43,891)	(d3)	251,087
Long-term contingent consideration	7,867	—	—		7,867	—		7,867
Other long-term liabilities	1,639	—	—		1,639	—		1,639
Commitments and contingencies
Equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 161,413,993 shares issued and 147,105,430 shares outstanding at December 31, 2011	139	—	22	(b7)	161	—		161
Additional paid-in capital	814,875	83,733	8,360	(b7)	906,968	—		906,968
Purchased warrants	(6,844)	—	—		(6,844)	—		(6,844)
Treasury stock	(19,503)	—	—		(19,503)	—		(19,503)
Accumulated other comprehensive income	8	—	—		8	—		8
Accumulated deficit	(446,865)	(14,217)	36,397	(b7)	(424,685)	(1,720)	(d4)	(426,405)

Total equity	341,810	69,516	44,779		456,105	(1,720)		454,385
TOTAL LIABILITIES AND EQUITY	$539,681	$170,431	$117,145		$827,257	$(57,257)		$770,000

See Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year ended December 31, 2011

(In thousands, except share and per share amounts)

	Heckmann		Thermo	Pro Forma Adjustments		Pro Forma Combined	Further Adjustments		As Further Adjusted

Revenue		$156,837	$113,798	$—		$270,635	$—		$270,635
Cost of sales		123,509	72,127	—		195,636	—		195,636

Gross profit		33,328	41,671	—		74,999	—		74,999
Operating expenses:
Selling, general and administrative expenses		36,651	19,254	15	(c1)	55,920	—		55,920
Pipeline start-up and commissioning		2,089	—	—		2,089	—		2,089

Total operating expenses		38,740	19,254	15		58,009	—		58,009
Income (loss) from operations		(5,412)	22,417	(15)		16,990	—		16,990
Interest expense, net		(4,243)	(8,691)	(8,509)	(c2)	(21,443)	(7,284)	(e1)	(28,727)
Loss from equity investment		(462)	—	—		(462)	—		(462)
Other, net		6,232	—	—		6,232	74	(e1)	6,306

Income (loss) from continuing operations before income taxes		(3,885)	13,726	(8,524)		1,317	(7,210)		(5,893)
Income tax benefit (expense)		3,777	(5,390)	26,286	(c3)	24,673	2,884	(e1)	27,557

Income (loss) from continuing operations		(108)	8,336	17,762		25,990	(4,326)		21,664
Loss from discontinued operations, net of income taxes		(22,898)	—	—		(22,898)	—		(22,898)

Net income (loss) attributable to Heckmann Corporation		$(23,006)	$8,336	$17,762		$3,092	$(4,326)		$(1,234)

Net income (loss) per share from continuing operations
Basic	$	*				$0.20			$0.16
Diluted	$	*				$0.19			$0.16
Weighted average number of shares outstanding:
Basic		114,574,730				132,774,730			132,774,730

Diluted		114,574,730				139,663,329			139,663,329

*	less than $(0.01)

See Notes to Unaudited Pro Forma Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

(a)	Preliminary Purchase Price Allocation

The pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation within these unaudited pro forma combined financial statements is based upon a purchase price of $247.1 million, inclusive of the cash consideration and the fair value of the common stock issued. The fair value of the common stock was determined based on an average of the five consecutive trading days ending on the third trading day preceding the closing of the acquisition. The calculated average stock price was $4.32 per common share. The preliminary consideration calculation used as a basis for the pro forma balance sheet is as follows:

	Common Shares (par value $.001 share)	Capital in Excess of Par Value	Total
	(In thousands of dollars)
Issuance of Heckmann common stock to Thermo stockholders; held in escrow (4,050,926 Heckmann shares at $4.32) (b7)	$4	17,496	$17,500
Cash consideration (b1)			229,645

Total consideration			$247,145

Heckmann is in the process of completing an assessment of the fair value of assets and liabilities of Thermo and the related business integration plans. Given the size and timing of the Thermo acquisition, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles, acquisition related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. The table below represents a preliminary allocation of the total consideration to Thermo’s tangible and intangible assets and liabilities based on management’s preliminary estimates of their respective fair values as of the date of the acquisition.

Total
(In thousands)
Accounts receivable	$12,282
Inventories	1,437
Prepaid expenses and other receivables	1,640
Other assets	109
Property, plant and equipment	18,842
Intangible assets	50,000
Goodwill	196,475
Accounts payable and accrued expenses	(10,859)
Deferred income tax liabilities	(22,781)

Total consideration	$247,145

Upon completion of the fair value assessment, we anticipate that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

We have estimated the fair value of Thermo’s property and equipment and intangible assets based on a preliminary internal valuation analysis. The fair value adjustment to identifiable intangible assets is being amortized over an estimated useful life of ten years.

We have estimated the fair value for customer contracts, customer and vendor relationships and trademarks based on preliminary internal valuation analysis. For perspective, a 10% change in the allocation between these intangible assets and goodwill would result in a change in amortization expense, with a corresponding annual change, net of tax, in net income of approximately $0.5 million or less than $0.01 per share.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

Included in the deferred income tax adjustments is an adjustment to Heckmann’s federal income tax asset valuation allowance totaling $22,781 as a result of recording deferred tax liabilities as a result of the acquisition.

(b)	Combined Balance Sheets

The unaudited pro forma combined balance sheets have been adjusted to reflect:

(b1)	the elimination of Thermo’s historical cash balance of $2,857, offset by issuance of new Heckmann debt of $162,822 (net of $818 of issue discount), issuance of 18,200,000 shares of Heckmann common stock for gross proceeds of $80,080 in the equity offering, payment of the cash portion of the purchase price consideration of $229,645, and payment of transaction costs and equity offering and debt offering costs of $13,255; does not reflect impact of the Refinancing which is shown in the “As Further Adjusted” column

(b2)	the elimination of Thermo’s historical income taxes payable of $1,016; historical net deferred income tax liabilities of $15,205 offset by deferred tax liabilities from the transaction of $20,000 and the adjustment of Heckmann valuation allowances by $22,781; a $400 income tax benefit associated with expensing transaction costs and a $1,366 tax benefit receivable from the Thermo sellers

(b3)	the elimination of Thermo’s historical intangible assets of $43,541 offset by new intangible assets of $50,000

(b4)	the elimination of Thermo’s historical deferred financing costs of $853 offset by the addition of new deferred financing costs of $5,423

(b5)	the elimination of Thermo’s historical goodwill of $88,849 offset by new goodwill of $196,475

(b6)	the elimination of Thermo’s historical current portion of long-term debt of $9,650 and long-term debt of $61,425 (less current portion) offset by the addition of new long-term debt of $163,640 less $818 of issue discount

(b7)	the elimination of Thermo’s historical net equity of $69,516, offset by the net cash proceeds of $74,615 from the equity offering applied to the cash portion of the Thermo purchase price and the issuance of $17,500 of Heckmann equity as partial consideration for the Thermo acquisition, the expensing of acquisition costs of $601, net of tax, and the adjustment of a portion of Heckmann’s federal income tax valuation allowance by $22,781 (due to the recording of deferred tax liabilities in connection with the Thermo acquisition)

(d1)	the issuance of additional Heckmann debt of $83,516 (net of $577 of issue discount and underwriters fees of $2,267) offset by the repayment of $140,174 of outstanding bank debt

(d2)	the addition of new deferred financing costs of $2,267 offset by the write off of $2,866 of deferred financing costs related to the repaid bank debt and $1,146 of related tax benefits

(d3)	the repayment of the current portion of long-term debt of $10,500 the addition of new long-term debt of $86,360 less $577 of issue discount offset by the repayment of long-term debt of $129,674 (less current portion)

(d4)	the expensing of deferred financing costs of $1,720, net of tax

See note (a) for a discussion of the impact of potential changes in estimates related to the allocation of the purchase price.

(c)	Combined Statements of Operations

Subsequent to the Thermo acquisition, we expect the legacy entities of Heckmann will record income tax benefits from the reversal of a portion of Heckmann’s valuation allowance for federal deferred tax assets, as a result of recording deferred tax liabilities in accounting for the acquisition.

The unaudited pro forma combined statements of operations have been adjusted to reflect:

(c1)	the elimination of Thermo’s historical amortization expense of $4,988 and historical management fees of $998 offset by amortization expense on new intangible assets of $5,000 and new transaction costs of $1,001

(c2)	the elimination of Thermo’s historical interest expense of $8,691 offset by interest expense on new Heckmann debt of $16,159 and amortization of new deferred financing costs of $904 and issue discount on new long-term debt of $137; does not reflect potential impact of the Refinancing, which is shown in the “As Further Adjusted” column

(c3)	the adjustment of a portion of Heckmann’s federal income tax valuation allowance by $22,781 and the income tax benefit on the above adjustments of $3,505

(e1)	the amortization of additional underwriters fees of $378, the write-off of deferred financing costs related to repaid bank debt of $2,866, interest expense on additional long-term debt of $8,528, amortization of issue discount of $96 offset by the elimination of interest expense on repaid long-term bank debt of $4,356, the elimination of deferred financing costs of $228 related to repaid bank debt, the elimination of commitment fees of $74 and income tax benefits on the above of $2,884

(d)	Earnings Per Common Share Adjustment

Pro forma combined basic net income per common share from continuing operations is based on Heckmann weighted average basic shares outstanding plus 18,200,000 shares of Heckmann common stock issued in connection with the $80.1 million equity offering. For the purpose of the computation of earnings per share, shares issued in connection with acquisitions that are returnable are considered contingently returnable shares and although classified as issued, are not included in the basic weighted average number of shares outstanding until all conditions are met that no longer cause the shares to be contingently returnable. Accordingly, excluded from the computation of basic earnings per share are 4,050,926 shares of Heckmann common stock issued to Thermo stockholders that are contingently returnable shares subject to sellers’ indemnification obligations. Pro forma combined diluted net income per common share from continuing operations is based on Heckmann weighted average basic shares outstanding, plus 4,050,926 shares of Heckmann common stock issued to Thermo stockholders, 18,200,000 shares of Heckmann common stock issued in connection with the $80.1 million equity offering, stock-based compensation of 1,496,583 common shares, warrants for 409,734 of common stock, and contingent issuances of 931,356 common shares.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2012

(In thousands, except share data)

	Heckmann	Thermo	Pro Forma Adjustments		Pro Forma Combined	Further Adjustments		As Further Adjusted

					(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$129,881	$—	$(76,074)	(b1)	$53,807	$(48,416)	(d1)	$5,391
Marketable securities	5,118	—	—		5,118	(5,118)	(d1)	—
Accounts receivable, net	60,372	13,147	—		73,519	—		73,519
Inventories	798	3,271	—		4,069	—		4,069
Prepaid expenses and other receivables	5,511	1,441	—		6,952	—		6,952
Other current assets	1,044	21	1,345	(b2)	2,410	—		2,410

Total current assets	202,724	17,880	(74,729)		145,875	(53,534)		92,341
Property, plant and equipment, net	292,043	18,860	—		310,903	—		310,903
Equity investments	7,682	—	—		7,682	—		7,682
Intangible assets, net	33,488	43,157	6,843	(b3)	83,488	—		83,488
Goodwill	90,740	89,246	104,882	(b5)	284,868	—		284,868
Other	2,589	920	4,617	(b4)	8,126	(193)	(d2)	7,933

TOTAL ASSETS	$629,266	$170,063	$41,613		$840,942	$(53,727)		$787,215

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	17,632	7,581	—		25,213			25,213
Accrued expenses	11,437	4,527	(1,473)	(b2)	14,491	(984)	(d2)	13,507
Current portion of contingent consideration	14,116	—	—		14,116	—		14,116
Current portion of long-term debt	13,492	7,350	(7,350)	(b6)	13,492	(10,500)	(d3)	2,992

Total current liabilities	56,677	19,458	(8,823)		67,312	(11,484)		55,828
Deferred income taxes	7,057	17,965	(17,965)	(b2)	7,057	—		7,057
Long-term debt, less current portion	137,869	61,697	101,125	(b6)	300,691	(40,767)	(d3)	259,924
Long-term contingent consideration	3,500	—	—		3,500	—		3,500
Other long-term liabilities	1,466	—	—		1,466	—		1,466
Commitments and contingencies
Equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 163,286,253 shares issued and 148,977,690 shares outstanding at March 31, 2012	159	—	4	(b7)	163	—		163
Additional paid-in capital	899,605	83,733	(66,237)	(b7)	917,101	—		917,101
Purchased warrants	(6,844)	—	—		(6,844)	—		(6,844)
Treasury stock	(19,503)	—	—		(19,503)	—		(19,503)
Accumulated other comprehensive income	8	—	—		8	—		8
Accumulated deficit	(450,728)	(12,790)	33,509	(b7)	(430,009)	(1,476)	(d4)	(431,485)

Total equity	422,697	70,943	(32,724)		460,916	(1,476)		459,440
TOTAL LIABILITIES AND EQUITY	$629,266	$170,063	$41,613		$840,942	$(53,727)		$787,215

See Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Three Months ended March 31, 2012

(In thousands, except share and per share amounts)

	Heckmann	Thermo	Pro Forma Adjustments		Pro Forma Combined	Further Adjustments		As Further Adjusted
Revenue	$54,959	$27,479	$—		$82,438	$—		$82,438
Cost of sales	47,973	19,182	—		67,155	—		67,155

Gross profit	6,986	8,297	—		15,283	—		15,283
Operating expenses	8,254	4,817	(110)	(c1)	12,961	—		12,961

Income (loss) from operations	(1,268)	3,480	110		2,322	—		2,322
Interest expense, net	(2,146)	(1,141)	(3,112)	(c2)	(6,399)	(510)	(e1)	(6,909)
Other, net	(29)	—	—		(29)	25	(e1)	(4)

Income (loss) before income taxes	(3,443)	2,339	(3,002)		(4,106)	(485)		(4,591)
Income tax benefit (expense)	(420)	(912)	1,218	(c3)	(114)	194	(e1)	80

Net income (loss) attributable to Heckmann Corporation	$(3,863)	$1,427	$(1,784)		$(4,220)	$(291)		$(4,511)

Net income (loss) per share from continuing operations
Basic	$(0.03)				$(0.03)			$(0.03)
Diluted	$(0.03)				$(0.03)			$(0.03)
Weighted average number of shares outstanding:
Basic	125,159,136				143,359,136			143,359,136

Diluted	125,159,136				143,359,136			143,359,136

See Notes to Unaudited Pro Forma Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

(a)	Preliminary Purchase Price Allocation

The pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation within these unaudited pro forma combined financial statements is based upon a purchase price of $247.1 million, inclusive of the cash consideration and the fair value of the common stock issued. The fair value of the common stock was determined based on an average of the five consecutive trading days ending on the third trading day preceding the closing of the acquisition. The calculated average stock price was $4.32 per common share. The preliminary consideration calculation used as a basis for the pro forma balance sheet is as follows:

	Common Shares (par value $.001 share)	Capital in Excess of Par Value	Total
	(In thousands of dollars)
Issuance of Heckmann common stock to Thermo stockholders; held in escrow (4,050,926 Heckmann shares at $4.32) (b7)	$4	17,496	$17,500
Cash consideration (b1)			229,645

Total consideration			$247,145

Heckmann is in the process of completing an assessment of the fair value of assets and liabilities of Thermo and the related business integration plans. Given the size and timing of the Thermo acquisition, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles, acquisition related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. The table below represents a preliminary allocation of the total consideration to Thermo’s tangible and intangible assets and liabilities based on management’s preliminary estimates of their respective fair values as of the date of the acquisition.

Total
(In thousands)
Accounts receivable	$13,147
Inventories	3,271
Prepaid expenses and other receivables	1,441
Other assets	114
Property, plant and equipment	18,860
Intangible assets	50,000
Goodwill	194,128
Accounts payable and accrued expenses	(11,035)
Deferred income tax liabilities	(22,781)

Total consideration	$247,145

Upon completion of the fair value assessment, we anticipate that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

We have estimated the fair value of Thermo’s property and equipment and intangible assets based on a preliminary internal valuation analysis. The fair value adjustment to identifiable intangible assets is being amortized over an estimated useful life of ten years.

We have estimated the fair value for customer contracts, customer and vendor relationships and trademarks based on preliminary internal valuation analysis. For perspective, a 10% change in the allocation between these intangible assets and goodwill would result in a change in amortization expense, with a corresponding annual change, net of tax, in annual net income of approximately $0.5 million or less than $0.01 per share.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

Included in the deferred income tax adjustments is an adjustment to Heckmann’s federal income tax asset valuation allowance totaling $22,781 as a result of recording deferred tax liabilities as a result of the acquisition.

(b)	Combined Balance Sheets

The unaudited pro forma combined balance sheets have been adjusted to reflect:

(b1)	the issuance of new Heckmann debt of $162,822 (net of $818 of issue discount), payment of the cash portion of the purchase price consideration of $229,645, and payment of transaction costs and debt offering and equity costs of $9,251; does not reflect potential impact of the Refinancing

(b2)	the elimination of Thermo’s historical income taxes payable of $1,073 and historical net deferred income tax liabilities of $15,205 offset by deferred tax liabilities from the transaction of $20,000 and the adjustment of Heckmann valuation allowances by $22,781 a $400 income tax benefit associated with expensing transaction costs and a $1,366 tax benefit receivable from the Thermo sellers

(b3)	the elimination of Thermo’s historical intangible assets of $43,157 offset by new intangibles assets of $50,000

(b4)	the elimination of Thermo’s historical deferred financing costs of $806 offset by the addition of new deferred financing costs of $5,423

(b5)	the elimination of Thermo’s historical goodwill of $89,246 offset by new goodwill of $194,128

(b6)	the elimination of Thermo’s historical current portion of long-term debt of $7,350 and long-term debt of $61,697 (less current portion) offset by the addition of new long-term debt of $163,640 less $818 of original issue discount

(b7)	the elimination of Thermo’s historical net equity of $70,943 offset by the issuance of $17,500 of Heckmann equity as partial consideration for the Thermo acquisition, the expensing of acquisition costs of $601, net of tax, capitalizing $1,461 of equity offering costs and the adjustment of a portion of Heckmann’s federal income tax valuation allowance by $22,781 (due to the recording of deferred tax liabilities in connection with the Acquisition)

(d1)	the issuance of additional Heckmann debt of $83,516 (net of $577 of original issue discount and underwriters fees of $2,267) offset by the repayment of $137,050 of outstanding bank debt

(d2)	the addition of new deferred financing costs of $2,267 offset by the write off of $2,460 of deferred financing costs related to the repaid bank debt and $984 of related tax benefits

(d3)	the repayment of the current portion of long-term debt of $10,500 the addition of new long-term debt of $86,360 less $577 of original issue discount offset by the repayment of long-term debt of $126,550 (less current portion)

(d4)	the expensing of deferred financing costs of $1,476, net of tax

See note (a) for a discussion of the impact of potential changes in estimates related to the allocation of the purchase price.

(c)	Combined Statements of Operations

The unaudited pro forma combined statements of operations have been adjusted to reflect:

(c1)	the elimination of Thermo’s historical amortization expense of $1,263 and historical management fees of $97 offset by amortization expense on new intangible assets of $1,250

(c2)	the elimination of Thermo’s historical interest expense of $1,141 and the elimination of Thermo’s historical deferred financing costs of $47 offset by interest expense on new Heckmann debt of $4,040 and amortization of new deferred financing costs of $226 and discount on new long-term debt of $34; does not reflect potential impact of the Refinancing

(c3)	the income tax benefits on the above adjustments of $1,218

(e1)	the amortization of additional underwriters fees of $94, interest expense on additional long-term debt of $2,118, amortization of original issue discount of $24 offset by the elimination of interest expense on repaid long-term bank debt of $1,548, the elimination of deferred financing costs of $178 related to repaid bank debt, the elimination of commitment fees of $25 and income tax benefits on the above of $194

(d)	Earnings Per Common Share Adjustment

Since the pro forma combined results are net loss, both pro forma combined basic and diluted net loss per common share is based on Heckmann weighted average basic shares outstanding plus 18,200,000 shares of Heckmann common stock issued in connection with the $80.1 million equity offering. For the purpose of the computation of earnings per share, shares issued in connection with acquisitions that are returnable are considered contingently returnable shares and although classified as issued, are not included in the basic weighted average number of shares outstanding until all conditions are met that no longer cause the shares to be contingently returnable. Accordingly, excluded from the computation of basic earnings per share are 4,050,926 shares of Heckmann common stock issued to Thermo stockholders that are contingently returnable shares subject to sellers’ indemnification obligations.